UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Establishment Labs Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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Establishment Labs

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2026 at 1:00 pm Eastern Time
The 2026 Annual Meeting of Shareholders will be held exclusively online. Visit www.virtualshareholdermeeting.com/ESTA2026 to attend
Shareholders of record on April 2, 2026 are entitled to notice of, and to vote at, the Annual Meeting
Dear Shareholders of Establishment Labs Holdings Inc.:
We cordially invite you to attend the 2026 annual meeting of shareholders (the “Annual Meeting”) of Establishment Labs Holdings Inc. (“Establishment Labs”, the “Company“, “we”, “our“ or “us”), a company incorporated in the British Virgin Islands, to be held on May 22, 2026 at 1:00 pm Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/ESTA2026, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, as applicable.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

ITEMS OF BUSINESS
1
To elect six director nominees named in the accompanying proxy statement to our Board of Directors to serve until our 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified;

2	To approve, on an advisory basis, the compensation of our named executive officers;
3	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
4	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The Establishment Labs Board of Directors has fixed the close of business on April 2, 2026 as the record date for the Annual Meeting. Only shareholders of record on April 2, 2026 are entitled to notice of, and to vote at, the Annual Meeting. Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Returning a proxy or voting instructions does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares during the Annual Meeting.
We appreciate your continued support of Establishment Labs.

By order of the Board,
/s/ Filippo "Peter" Caldini
Chief Executive Officer Austin, Texas
April 10, 2026

ESTABLISHMENT LABS HOLDINGS INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 1:00 pm Eastern Time on Friday, May 22, 2026
This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors (the "Board") for use at the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of Establishment Labs Holdings Inc., a company incorporated in the British Virgin Islands, and any postponements or adjournments thereof. The Annual Meeting will be held on Friday, May 22, 2026 at 1:00 pm Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/ESTA2026, where you will be able to listen to the meeting live, submit questions and vote online. These proxy materials are first being sent or made available to all shareholders entitled to vote at the Annual Meeting on or about April 10, 2026.
The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This proxy statement and our annual report can be accessed by visiting: www.proxyvote.com. These materials are also available in the Investors section of our website at www.establishmentlabs.com.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q: Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:    In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All shareholders will have the ability to access the proxy materials, including this proxy statement and our annual report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage shareholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of shareholders.
Q:    What matters am I voting on?
A:    You will be voting on:
•the election of six director nominees named in this proxy statement to our Board to serve until our 2027 annual meeting and until their respective successors are duly elected and qualified;
•approval, on an advisory basis, of the compensation of our named executive officers;

•ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•any other business as may properly come before the Annual Meeting.
Q:    How does the Board recommend I vote on these proposals?
A:    Our Board recommends a vote:
•“FOR” the election of the six nominees for director named in this proxy statement;
•“FOR” the compensation of our named executive officers; and
•“FOR” the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Q:    When is the Annual Meeting and where will it be held?
A:    The Annual Meeting will be held on Friday, May 22, 2026 at 1:00 pm Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/ESTA2026, where you will be able to listen to the meeting live, submit questions and vote online.
Q: Why are you holding a virtual Annual Meeting?
A:    We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.
Q: What do I need to do to attend the Annual Meeting?
A:    You will be able to attend the Annual Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/ESTA2026. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form, as applicable. The Annual Meeting webcast will begin promptly at 1:00 pm Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 pm Eastern Time, and you should allow ample time for the check-in procedures.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.
Shareholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many shareholder-submitted questions as time permits.
Q:    Who is entitled to vote?
A:    Only holders of record of our common shares at the close of business on April 2, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 29,384,853 common shares were issued and outstanding. Every shareholder is entitled to one vote for each common share held on the Record Date.
Registered Shareholders. If our common shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the shareholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Annual Meeting. Throughout this proxy statement, we refer to these registered shareholders as “shareholders of record.”
Street Name Shareholders. If our common shares are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice or a printed set of the proxy materials was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.
Q:    How do I vote?
A:    If you are a shareholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 pm Eastern Time on May 21, 2026 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 pm Eastern Time on May 21, 2026 (have your Notice or proxy card in hand when you call);
•by completing the proxy card accompanying your proxy materials (if you received printed proxy materials) and returning it in the pre-addressed, postage paid envelope provided to you; or
•by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/ESTA2026, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card or Notice in hand when you visit the website.
If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this proxy statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.
Q:    How may my brokerage firm vote my shares if I fail to provide timely directions?
A:    Brokerage firms holding common shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. If you hold your shares in street name through a brokerage firm and do not submit voting instructions to your broker, your broker will have discretion to vote your shares on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the shareholder. Proposal 3 (ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026) is a routine matter, while each of Proposal 1 (election of directors) and Proposal 2 (advisory approval of named executive officer compensation) is considered non-routine. Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present and entitled to vote for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” for each of Proposals 1 and 2.
Q:    How will voting on any other business be conducted?
A:    We are not aware of any business to be brought before the shareholders at the Annual Meeting other than as described in this proxy statement. However, if any other business is properly presented for shareholder consideration, your signed proxy card gives authority to Filippo "Peter" Caldini and Cassandra "Sandra" Harris to vote on those matters at his discretion.
Q:    What constitutes a quorum?
A:    Shareholders may not take action during the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Q:    How many votes are needed for approval of each proposal presented in this proxy statement?
A:     Assuming a quorum is present at the Annual Meeting:
Proposal 1: Directors shall be elected by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the election of such nominee (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.
Proposals 2 and 3: Approval of each of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026) requires the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no impact on the outcome of these proposals, and no broker non-votes are expected on Proposal 3.
Notwithstanding the vote standard required by our Memorandum and Articles of Association, Proposals 2 and 3 are only advisory votes and are not binding on us. Our Board will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by shareholders.
Q:    Can I change my vote?
A:    Yes. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•entering a new vote by Internet or by telephone until 11:59 pm Eastern Time on May 21, 2026;
•completing and returning a later-dated proxy card at any time before the Annual Meeting;
•notifying S. Ross Mansbach, General Counsel & Chief Compliance Officer, in writing at 11401 Century Oaks Terrace, Suite 400, Austin, Texas 78758, United States at any time before the Annual Meeting; and
•by virtually attending and voting at the Annual Meeting.
If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Q:    How are my shares voted if I submit a proxy but do not specify how I want to vote?
A:    If you are a shareholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) FOR the election of the six nominees for director; (2) FOR the compensation of our named executive officers; (3) FOR the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending 2026; and (4) in the discretion of the persons named as proxies on all other matters that may be brought before the Annual Meeting.
Q:    Who will count the vote?
A:    A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.
Q:    Who will pay for this proxy solicitation?
A:    We will pay all the costs of soliciting these proxies, except for costs associated with individual shareholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.
Q: Where can I find the voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.
Q: I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, only one copy of our proxy materials is being delivered to shareholders of record who share the same address and who did not receive a Notice or otherwise receive their proxy materials electronically, unless we have received contrary instructions from one or more of such shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders of record who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such shareholder may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial owner of our common shares because your shares are held in “street name” through a bank, broker or other nominee, please contact the bank, broker or other nominee that holds your shares directly if you have questions, require additional copies of the proxy materials, wish to receive multiple copes by revoking your consent to householding or wish to request single copies of the proxy materials in the future.
Q:    How do I submit shareholder proposals or director nominations to be brought before the 2027 annual meeting of shareholders?
A:    Our Memorandum and Articles of Association provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of shareholders, a shareholder must give written notice to our Corporate Secretary at Establishment Labs Holdings Inc., 11401 Century Oaks Terrace, Suite 400, Austin, Texas 78758, United States, not later than the close of business on February 21, 2027 (the ninetieth (90th) day prior to the one-year anniversary of this year’s Annual Meeting) nor earlier than January 22, 2027 (the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of this year’s Annual Meeting). However, our Memorandum and Articles of Association also provide that in the event the date of the 2027 annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be received by our Corporate Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such 2027 annual meeting of shareholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The proposal must be a proper subject for shareholder action. In addition, to make a nomination or proposal of other business to be considered at the 2027 annual meeting of shareholders, the shareholder must be a shareholder of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the shareholder proposing such business, the number of our shares which are, directly or indirectly, owned beneficially or of record by the shareholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and certain additional information as set forth in our Memorandum and Articles of Association.
In addition, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of shareholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 23, 2027 (i.e., 60 calendar days before May 22, 2027, the one-year anniversary of this year’s Annual Meeting). If we change the date of the 2027 annual meeting of shareholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2027 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Memorandum and Articles of Association as noted above.
Availability of Amended and Restated Memorandum of Association and Articles of Association
A copy of our current Memorandum and Articles of Association is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary, at the address set forth above, or the registered agent of the Company at Overseas Management Company Trust (B.V.I.) Ltd. of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands for a copy of the relevant provisions of the Memorandum and Articles of Association regarding the requirements for making shareholder proposals and nominating director candidates.
Q:    When are the shareholder proposals to be included in the proxy materials for the 2027 annual meeting of shareholders due?
A:    All shareholder proposals to be considered for inclusion in next year's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act must be submitted in writing to S. Ross Mansbach, General Counsel & Chief Compliance Officer, at Establishment Labs Holdings Inc., 11401 Century Oaks Terrace, Suite 400, Austin, Texas 78758, United States, by December 11, 2026. If we change the date of the 2027 annual meeting of shareholders by more than 30 days from the date of this year’s Annual Meeting, written notice of a shareholder proposal must be received as provided above a reasonable time before we begin to print and mail our proxy materials for our 2027 annual meeting of shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. The number of directors is fixed to seven members by our Board, subject to the terms of our Memorandum and Articles of Association. Our Board currently consists of seven directors, four of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).
Our Board has historically been divided into three classes with staggered three-year terms. In accordance with our Amended and Restated Memorandum and Articles of Association, as approved by our shareholders at our annual meeting of shareholders held in 2023, our shareholders have approved the declassification of the Board to be phased-in over a period of three years and three annual shareholder meetings beginning with the annual meeting of shareholders held in 2024 and concluding at the Annual Meeting. As the term of the one Class II director expires at the Annual Meeting, Class II will be declassified and the director previously in this class will be up for election at the Annual Meeting to serve until our 2027 annual meeting of shareholders and until her respective successor is duly elected and qualified and, going forward, shall then be up for election annually. Directors who were elected at the annual shareholder meeting held in 2025 have one-year terms and shall be up for election at the Annual Meeting to serve until our 2027 annual meeting of shareholders.
The current remaining classification of our directors is as follows:

CLASSIFICATION OF THE BOARD OF DIRECTORS
II	The Class II director is Leslie Gillin, and her term will expire at the Annual Meeting; and
Declassified directors are Filippo "Peter" Caldini, Juan José Chacón Quirós, Ann Custin, Nicholas Lewin, Edward Schutter and Bryan Slotkin, and each of their terms will expire at the Annual Meeting.
Our Board has nominated each of Filippo "Peter" Caldini, Ann Custin, Leslie Gillin, Nicholas Lewin, Edward Schutter and Bryan Slotkin as our six director nominees for election at the Annual Meeting for a term expiring at the annual meeting of shareholders to be held in 2027 and until their respective successors are duly elected and qualified. Each director nominee has agreed to serve as a director if elected. If the nominee is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the remaining members of the Board will, in their sole discretion and pursuant to authority granted by our Memorandum and Articles of Association, nominate and vote for a replacement director or reduce the size of the Board.
One of our current directors, Juan José Chacón Quirós, is not standing for reelection and, following his retirement as CEO in 2025, will retire from the Board at the annual meeting in 2026. Immediately following the Annual Meeting, the size of our Board will be decreased to six directors. Accordingly, shareholders may vote their shares only with respect to the six director nominees named in this Proxy Statement.

NOMINEES FOR ELECTION AT THE 2026 ANNUAL MEETING
Below is biographical information of each director nominee. Each director nominee named below is currently a director of Establishment Labs. The ages shown are as of the date of this proxy statement.

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2025	2026 Director Nominee	N/A	61
Filippo "Peter" Caldini served as our President from August 2024 through February 2025 and has served as our Chief Executive Officer since March 2025. Previously, Mr. Caldini was Chief Executive Officer at and a director of Acreage Holdings, Inc., a publicly traded cannabis and medical marijuana company, from December 2020 to June 2023, and Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a special purpose acquisition corporation, from June 2019 until December 2020. He also held positions at Pfizer Consumer Healthcare, a consumer healthcare business, as Regional President North America from 2017 to 2019, Regional President EMEA from 2016 to 2017, and led the Northern European cluster from 2015 to 2016. From 2009 to 2014, he also served in several leadership roles at Bayer AG, a global enterprise with core competencies in the life science fields of healthcare and agriculture. Mr. Caldini received a Masters of International Economics and Management from Bocconi University in Milan, Italy, an M.B.A. from Northeastern University and a B.A., Political Science from Boston University.

Filippo "Peter" Caldini
CEO & DIRECTOR

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2020	2026 Director Nominee	N/A	66
Ms. Custin has served on our Board since July 2020. She served as Chief Financial Officer and on the board of directors of Siemens Medical Solutions Inc., a global medical technology company, from February 2012 to December 2019. Ms. Custin previously served as Chief Operating and Financial Officer of Scient’x S.A.S., a medical device company, and President and CEO USA of Draeger Medical Systems, Inc., a medical and safety technology company, from 2004 to 2008. She has served on the board of directors of Mayne Pharma Group Limited, a specialty pharmaceutical company, since March 2022 and Volpara Health Technologies Limited, a medical technology company, from September 2021 to May 2024. Ms. Custin holds a B.A. in Accounting from Queens College, CUNY. We believe Ms. Custin is qualified to serve on our Board due to her extensive career in healthcare across Europe, the Americas, and Asia.

Ann Custin
DIRECTOR

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2021	2026 Director Nominee	II - to be declassified	56
Ms. Gillin has served on our Board since December 2020. Ms. Gillin is the Chief Commercial Officer at Newrez LLC, a mortgage lender and servicer, a position she has held since July 2025, where she is responsible for enterprise-wide commercial strategy, marketing, brand awareness, end-to-end homeowner experience, product growth and strategic partnerships. Ms. Gillin has also served on the board of directors of Comscore, Inc., a global information, analytics, and media measurement company, from January 2023 to December 2025. Previously, Ms. Gillin served as the Chief Growth Officer of Pagaya Technologies Ltd., a financial technology company, from October 2021 to June 2025, Chief Marketing Officer of JPMorgan Chase & Co., a global financial services firm and bank from January 2020 to April 2021, and as President of Co-Brand Cards from February 2017 to January 2020. Ms. Gillin has over 25 years of experience in senior executive leadership roles at Bank of America Corporation, Citibank, N.A., and JP Morgan Chase & Co, all financial services firms and banks. Ms. Gillin holds a B.A. in International Relations and Affairs from University of Delaware. We believe Ms. Gillin is qualified to serve on our Board due to her extensive experience in marketing and product and business development in large corporations.

Leslie Gillin
DIRECTOR

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2015	2026 Director Nominee	N/A	48
Mr. Lewin has served on our Board since September 2015, and as Chairman since December 2017. He has been a private investor since 2000 and has invested across multiple industries, with a particular focus on companies with innovative technologies and strong intellectual property, including activist situations that require working with management. Mr. Lewin has been a director of Allurion Technologies, Inc., a medical technology company, since October 2023. Previously, Mr. Lewin served as a director of GameSquare Holdings, Inc. (including its predecessor, FaZe Holdings, Inc.) from July 2022 to December 2025 and Cutera, Inc., a global medical technology company, from May 2023 to March 2025. Mr. Lewin holds a bachelor’s degree in Political Science from Johns Hopkins University. We believe Mr. Lewin is qualified to serve on our Board due to his experience as an investor in, and director of, innovative companies, including healthcare companies.

Nicholas Lewin
CHAIRMAN

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2015	2026 Director Nominee	N/A	74
Mr. Schutter has served on our Board since September 2015. He was Chief Executive Officer of Arbor Pharmaceuticals, LLC ("Arbor"), a specialty pharmaceutical company, from 2010 to 2021. Prior to Arbor, Mr. Schutter served as President of Sciele (Shionogi U.S.) Pharma, Inc., a specialty pharmaceutical company. Prior to Sciele, he served as Vice President of Global Business development at Solvay Pharmaceuticals, Inc. ("Solvay"), a specialty pharmaceutical company. He has also held several senior management roles at the U.S. subsidiary of Solvay during his twenty years with the organization. He began his pharmaceutical career with Reid-Provident Laboratories, Inc., a small entrepreneurial pharmaceutical company based in Atlanta, GA. Mr. Schutter is a registered pharmacist with a B.S. in Pharmaceutical Sciences from Mercer University, an M.B.A. from Kennesaw State University and has completed graduate studies in International Business at Nyenrode University, Amsterdam, Netherlands. He is currently a board member of TerrAscend Corp., a cannabis operator, Vitruvias Therapeutics, Inc., a specialty generic pharmaceutical company, Tidal Vision Products, Inc., a biotechnology company, and Mercer University, a private, nonprofit institution of higher education, and has previously been a board member of several other public, private and non-profit organizations. We believe Mr. Schutter is qualified to serve on our Board due to his experience as a chief executive officer and director in the healthcare industry.

Edward Schutter
DIRECTOR

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2021	2026 Director Nominee	N/A	53
Mr. Slotkin has served on our Board since July 2020. He is a partner with PJT Partners, Inc., a global advisory-focused investment bank, a position he has held since June 2018. Mr. Slotkin was a Partner with Discovery Land Company, LLC, a private residential resort developer and operator, from July 2017 to June 2018, and a Managing Director with The Goldman Sachs Group, Inc., a financial institution and bank, from May 2007 to June 2017. Mr. Slotkin holds a B.S. in Finance from Rutgers College, and a J.D. and M.B.A. from George Washington University. We believe Mr. Slotkin is qualified to serve on our Board due to his experience in the financial industry.

Bryan Slotkin
DIRECTOR
VOTE REQUIRED AND BOARD RECOMMENDATION
Directors shall be elected by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the election of such nominee at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.

OUR BOARD RECOMMENDS A VOTE FOR EACH OF THE 6 DIRECTOR NOMINEES LISTED ABOVE.

CURRENT DIRECTOR NOT STANDING FOR RE-ELECTION

	TENURE	TERM EXPIRING	CLASS	AGE
	Director since 2013	2026	N/A	54
Mr. Chacón Quirós founded Establishment Labs, S.A. in 2004 and has been a director and the Chief Executive Officer of Establishment Labs since its inception in 2013 through his retirement on March 1, 2025. Mr. Chacón Quirós has been involved in several sectors of the aesthetics industry, including serving for almost a decade as General Manager of an aesthetic medical device distribution business in Latin America, and prior to that as Business Development Manager of a plastic and reconstructive surgery clinic in Costa Rica. He also served as President of the Rugby Federation of Costa Rica from 2009 to 2015. He received his Baccalaureate at the Academie de Poitiers (Economics) and attended the University of Massachusetts at Amherst. He holds the MIT Sloan Advanced Certificate for Executives (ACE) in Management, Innovation and Technology and Board Director Diploma from IMD business school in Switzerland. We believe Mr. Chacón Quirós is qualified to serve on our Board due to his service as an executive officer of our Company, extensive knowledge of aesthetic medical device company operations, and extensive experience working with companies, regulators and other stakeholders in the aesthetic medical device industry.

Juan Jose Chacón Quirós
FOUNDER & DIRECTOR
DIRECTOR COMPOSITION & ATTRIBUTES
The information below reflects certain information regarding the composition and demographics of our current Board.

INDEPENDENCE
Independent		Not Independent
■ ■ ■ ■	57%	■ ■ ■	43%

TENURE
Average tenure: 7 YEARS		Median tenure: 5 YEARS
0 to 5		6 to 11		12+
■ ■ ■ ■	57%	■ ■	29%	■	14%

AGE
Average age: 59 YEARS		Median age: 56 YEARS
Under 50		50 to 59		60+
■	14%	■ ■ ■	43%	■ ■ ■	43%

DIRECTOR SKILLS AND EXPERIENCE
Our Board believes the mix and breadth of experience, qualifications and skills of the members of our Board, as demonstrated by the table below, strengthen the Board’s independent leadership and effective oversight of management.

SKILLS	Caldini	Chacón Quirós	Custin	Gillin	Lewin	Schutter	Slotkin	Total
Senior Leadership	✔	✔	✔	✔		✔	✔	6
Public Company Board			✔	✔	✔	✔		4
Medtech/Healthcare/Life Sciences Industry	✔	✔	✔		✔	✔	✔	6
Operations	✔	✔	✔	✔		✔		5
Manufacturing/Supply Chain	✔	✔	✔	✔		✔		5
Research and Development		✔	✔	✔		✔		4
Marketing and Sales	✔	✔	✔	✔	✔	✔	✔	7
Finance and Accounting	✔	✔	✔	✔		✔	✔	6
Investor Relations/Communications	✔	✔	✔	✔	✔	✔	✔	7
M&A	✔	✔	✔	✔		✔	✔	6
Risk Management	✔	✔	✔	✔				4
Regulatory and Compliance	✔	✔	✔	✔		✔		5
Environmental, Social and Governance	✔	✔	✔	✔		✔	✔	6
Human Capital Management	✔	✔	✔	✔		✔		5
Innovation and Technology		✔	✔			✔		3
Information Technology and Cybersecurity		✔	✔	✔				3

CORPORATE GOVERNANCE
Our Board believes that sound corporate governance is fundamental to the overall success of Establishment Labs and believes that it has adopted corporate governance practices that are aligned with the interests of our shareholders and our corporate business strategy. It is our policy to have our Board regularly review our corporate governance practices for compliance with applicable rules, listing standards and regulations, as well as best practices suggested by recognized corporate governance authorities, and modify our practices as warranted.
CORPORATE GOVERNANCE GUIDELINES AND OTHER DOCUMENTS
Our Corporate Governance Guidelines, which were adopted by our Board, along with the charters for the standing committees of the Board and our Code of Conduct serve to guide the operation and direction of the Board and its committees. These documents are published under “Corporate Governance” in the Investors section of our website at www.establishmentlabs.com.
THE BOARD
The Board’s primary functions are to:

Oversee management's performance on behalf of our shareholders;	Advocate on behalf of the long-term interests of our shareholders;	Monitor adherence to Establishment Labs’ established procedures, standards and policies;
Be actively involved in the oversight of risk that could affect Establishment Labs;	Promote the exercise of sound corporate governance; and	Carry out other duties and responsibilities as may be required by applicable state, federal and foreign laws, as well as the Nasdaq Rules.
BOARD MEETINGS

8	total Board Meetings in 2025
88%	minimum attendance by directors for all Board and Board committee meetings in 2025
67%	attendance by our then-current directors at the annual meeting held in 2025
During 2025, the Board held eight meetings. In 2025, each director attended (in person, by video conference, or by phone) at least 88% of the aggregate of all meetings of our Board and Board committees on which the director served.
We strongly encourage all directors to attend the Annual Meeting. All but two of our then-current directors attended the annual meeting of shareholders held in 2025.
DIRECTOR INDEPENDENCE
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Under the applicable Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has undertaken a review of the independence of each director. Our Board has determined that Mses. Custin and Gillin and Messrs. Schutter and Slotkin do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. Our Board has determined that Mr. Caldini and Mr. Lewin, who have both been nominated for election at the Annual Meeting, and Mr. Chacón Quirós, who will not continue on the Board following the Annual Meeting, are not independent directors. Our Board previously determined that Mr. Dennis Condon was an independent director during his service on the Board through January 2025. In making these determinations, our Board considered any current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common shares by each non-employee director.
BOARD LEADERSHIP STRUCTURE
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way it believes best to provide appropriate leadership for us at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, and other relevant factors. Considering these factors, our Board has determined it is appropriate at this time to separate the positions of Chairman of the Board and Chief Executive Officer, with Mr. Lewin serving as our Chairman and Mr. Caldini serving as our Chief Executive Officer since March 1, 2025. As Chairman of the Board, Mr. Lewin has authority, among other things, to preside over Board meetings, and to call special meetings of the Board. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models might be appropriate in the future. As a result, our Board may periodically review and make changes to its leadership structure.
BOARD ROLE IN RISK OVERSIGHT
Our Board is primarily responsible for the oversight of our risk management activities and has delegated to the Audit Committee the responsibility to assist our Board in this task. The Audit Committee also monitors our system of disclosure controls and procedures and internal control over financial reporting and reviews contingent financial liabilities. The Audit Committee, among other things, reviews and discusses with management reports regarding our enterprise risk management activities, including management’s assessment of our major risk exposures and the steps taken to monitor and manage those exposures. As part of its review of our enterprise risk management activities, the Audit Committee also reviews and discusses with management risks related to information technology and cybersecurity matters.
While our Board oversees our risk management, our management is responsible for day-to-day risk management processes. Our Board expects our management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
ANNUAL BOARD AND COMMITTEE EVALUATIONS
Our Nominating and Corporate Governance Committee oversees an annual self-evaluation by the Board and each committee of the Board. The Nominating and Corporate Governance Committee utilizes the results of this Board evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and for current directors seeking re-election in an effort to further the interests of the Company and its shareholders in a manner consistent with the Company’s mission and core values.
OVERBOARDING POLICY
Members of our Board are generally limited to serving on the boards of directors of not more than four additional public company boards without the approval of the Board. Directors are also required to advise the Nominating and Corporate Governance Committee of any invitations to join the board of directors of any other public company prior to accepting the directorship. The Nominating and Corporate Governance Committee reviews this policy periodically as part of its annual review of our Corporate Governance Guidelines. In addition, as part of its review of director nominees, factors the Board considers in evaluating director nominees includes a director nominee’s other time commitments as described under “—Identifying and Evaluating Director Nominees” below.
CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our chief executive officer, and other executive and senior financial officers. A copy of the code is posted under “Corporate Governance” in the Investors section of our website at www.establishmentlabs.com. If we make amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K to the extent required by applicable law.
INSIDER TRADING, ANTI-PLEDGING, ANTI-HEDGING
We have adopted an Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities, which together constitute our Company's insider trading policy (the “Insider Trading Policy”). The Insider Trading Policy governs, among other things, purchases, sales, and other dispositions involving our securities by directors, officers and employees, their family members, other members of their household, entities controlled by a person covered by the policy, and designated outsiders who have or may have access to our material nonpublic information (collectively referred to as “Insiders”). We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing rules. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Because our insider trading policies and procedures are designed to address transactions in our securities by Insiders, we do not have formal insider trading policies or procedures that govern our purchase of Establishment Labs securities.
DIRECTOR SHARE OWNERSHIP POLICY
The Board has adopted a share ownership policy that is applicable to our non-employee directors. The policy requires each non-employee director to own common shares having a value equal to the lesser of (i) the number of common shares having a market value equal to $150,000 (i.e., three times the annual cash retainer to our non-employee directors) determined as of a particular date based on the closing price of our common shares on Nasdaq, or (ii) the number of common shares, calculated as of the most recent January 1, determined by dividing $150,000 by the average closing price of our common shares on Nasdaq for the 30 consecutive trading days ending on the trading day immediately preceding the applicable January 1 determination date. Each of our non-employee directors are required to be in compliance with this ownership level by the later of January 1, 2025 or five years from the date he or she is appointed to the Board, and are required to retain at least 25% of the shares received in respect of equity awards until they are in compliance. As of March 31, 2026, all of our non-employee directors are compliant with the policy.
COMMUNICATIONS TO DIRECTORS
Shareholders and other interested parties may address written communications to individual directors, including the Chairman of the Board, or to the Board as a whole, or the independent directors as a group, by writing to the Chairman of the Board at Establishment Labs Holdings Inc., 11401 Century Oaks Terrace, Suite 400, Austin, Texas 78758, United States. All communications from shareholders should set forth (i) the name and address of the shareholder as it appears on the record books of Establishment Labs and, if the shareholder’s common shares are held by a bank, broker or other nominee, the name and address of the beneficial owner, on whose behalf the communication is submitted and (ii) the number of common shares that are owned of record by the record holder and beneficially owned by the beneficial owner, as applicable. Our Board has instructed our Corporate Secretary to compile such communications and forward them to the intended recipient(s) on a periodic basis, except that the Corporate Secretary has authority to disregard any communication that is primarily an advertisement or solicitation, relates to matters of a personal nature not relevant for the Board to consider, or is threatening, obscene, or similarly inappropriate in nature.

COMMITTEES OF THE BOARD
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.
Each of our three board committees operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. A complete copy of each of their charter is available under "Corporate Governance" in the Investors section of our website at www.establishmentlabs.com.

AUDIT COMMITTEE
Chair:

Our Audit Committee is responsible for, among other things:
•selecting and hiring our registered public accounting firm;
•evaluating the performance and independence of our registered public accounting firm;
•approving the audit and pre-approving any permissible non-audit services to be performed by our registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing reports from management and our registered public accounting firm regarding the adequacy and effectiveness of our internal control policies and procedures;
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and disclosures in our publicly filed reports; and
•reviewing and approving in advance any proposed related person transactions.

Ann Custin

Other Members:

Edward Schutter	Bryan Slotkin

All members are independent directors, as defined under and required by Rule 10A-3 of the Exchange Act and the Nasdaq rules.

Mr. Slotkin is an “Audit Committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the United States Securities Act of 1933, as amended.

Meetings held in 2025:
4

COMPENSATION COMMITTEE
Chair:

Our Compensation Committee is responsible for, among other things:
•reviewing our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements; and approving or making recommendations to the Board regarding the approval of the compensation of each of the executive officers;
•administering our equity compensation plans as well as any performance incentive or other compensation plan in which any of our executive officers participates;
•overseeing our overall compensation philosophy, compensation plans and benefits programs; and
•reviewing director compensation periodically and making recommendations regarding director compensation to the Board for approval.
The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Compensation Committee has not delegated any of its authority to a subcommittee. In February 2023, the Board delegated limited authority to our Chief Executive Officer to approve equity grants to employees other than our executive officers so long as such grants were within specified guidelines established by our Board.
Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants or other advisors, including legal counsel, to assist in the evaluation of director and executive officer compensation and in carrying out its other responsibilities. In late 2025, the Compensation Committee engaged Alpine Rewards LLC ("Alpine Rewards") to evaluate and make recommendations regarding our executive compensation and non-employee director compensation programs. The Compensation Committee assessed the independence of Alpine Rewards and determined that its respective work did not raise any conflict of interest.

Edward Schutter

Other Members:

Ann Custin	Leslie Gillin

All members are independent directors, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. In determining the independence of each member, the Board considered whether each director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

Each member is also a non-employee director (as defined pursuant to Rule 16b-3 promulgated under the Exchange Act).

Meetings held in 2025:
5

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair:

Our Nominating and Corporate Governance Committee is responsible for, among other things:
•evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;
•evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•reviewing and monitoring compliance with Establishment Labs' Code of Conduct; and
•reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

Leslie Gillin

Other Member(s):

Ann Custin	Bryan Slotkin

All members are independent directors, as defined under Nasdaq rules.

Meetings held in 2025:
3

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES
The Board has delegated the director selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee is responsible for identifying candidates for director nominees in consultation with management through the use of search firms or other advisors, through recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, it is our policy that the Nominating and Corporate Governance Committee confirm that the candidates meet all of the desired qualifications, expertise and characteristics sought of Board members and established by the Nominating and Corporate Governance Committee and the Board from time to time as discussed below. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee would then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee would recommend candidates for the Board's approval as director nominees for election to the Board at an annual meeting of shareholders or to fill any vacancy on the Board occurring between annual meetings of shareholders.

MINIMUM QUALIFICATIONS
In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the candidate’s character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, skills that are complementary to the Board, an understanding of our business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, experiences, demographics, perspectives and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. In addition, our Nominating and Corporate Governance Committee shall recommend that the Board select persons for nomination to help ensure that a majority of our Board is “independent” under applicable rules of Nasdaq and that all members of each of our standings committees of our Board are “independent.”
SHAREHOLDER RECOMMENDATIONS
Shareholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications to our Corporate Secretary, at Establishment Labs Holdings Inc., 11401 Century Oaks Terrace, Suite 400, Austin, Texas 78758, United States. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

NON-EMPLOYEE DIRECTOR COMPENSATION
We believe that granting equity and cash compensation to members of the Board represents an effective tool to attract, retain, and reward directors who are not Establishment Labs’ employees. Our policy has been and will continue to be to reimburse our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of the Board. We have adopted a formal policy pursuant to which our non-employee directors will be eligible to receive compensation for service on our Board and committees of our Board. Each non-employee director may elect to receive the quarterly portion of their annual retainer in equity in lieu of cash.
2025 COMPENSATION POLICY

ANNUAL RETAINER
Board of Directors:
Members	$50,000
Additional retainer for Chairman of the Board	$50,000
Audit Committee:
Chair	$20,000
Non-Chair members	$10,000
Compensation Committee:
Chair	$15,000
Non-Chair members	$7,500
Nominating and Corporate Governance Committee:
Chair	$10,000
Non-Chair members	$5,000
Each such non-employee director will be granted an initial award of restricted share units having a grant date value equal to $125,000 which will vest as to 1/3 of the shares subject to the initial award on the yearly anniversary of the date of grant, provided that the director continues to serve as a non-employee director through the applicable vesting date. In addition, the non-employee directors will be granted an annual award of restricted share units having a grant date value equal to $125,000, which will be vested upon the earlier of the one (1) year anniversary of the grant date or the day prior to the next annual meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as an non-employee director through the applicable vesting date. In addition to the initial award described above, upon initial appointment to the Board each non-employee director will also receive a pro-rata annual equity award covering the time between the non-employee director’s initial appointment to the Board and the next annual meeting of shareholders.

2025 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our Board during 2025:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2) (3)	Option Awards (2) (3)	Total
Juan José Chacón Quirós (4)	$33,333	$374,946	$374,991	$783,270
Dennis Condon (5)	$13,750	$—	$—	$13,750
Ann Custin	$82,444	$374,946	$—	$457,390
Leslie Gillin	$67,500	$374,946	$—	$442,446
Nicholas Lewin (6)	$100,000	$374,946	$906,223	$1,381,169
Edward J. Schutter	$75,000	$374,946	$—	$449,946
Bryan Slotkin	$65,000	$374,946	$—	$439,946
(1)    In 2025, all directors except for Mr. Chacón Quirós elected to receive their quarterly fees in shares. The amounts listed reflect the total fair value of the shares as granted, which is based on the stock value at the end of each quarter and the total fees in cash earned each quarter by each director.
(2)    The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2025 Annual Report.
(3)    The following chart sets forth the number of outstanding awarded restricted stock units (unvested) and stock options (unexercised) held by each non-employee director as of December 31, 2025. For Mr. Chacón Quirós, the amounts reported include all of his outstanding equity awards, whether granted in connection with his services as an employee or non-employee director.

Name	Outstanding Restricted Stock Units (7)	Outstanding Stock Options
Juan José Chacón Quirós	30,209	197,130
Dennis Condon	—	24,890
Ann Custin	3,413	12,000
Leslie Gillin	3,413	12,000
Nicholas Lewin	31,169	93,856
Edward J. Schutter	3,413	66,780
Bryan Slotkin	3,413	12,000
(4)    Mr. Chacón Quirós formally terminated his non-director employment with the Company effective April 30, 2025. For Mr. Chacón Quirós, the amount reported in the Option Awards column includes the May 2025 grant for 14,906 stock options with an exercise price of $36.46 and 10,285 restricted stock units granted in consideration for advisory and advocacy services he performs for the Company in addition to his service as a non-employee director. This grant will vest over four years upon award. The May 23, 2025 grant for 3,413 restricted share units was granted for his services as a director. The executive compensation tables that follow describe and quantify Mr. Chacón Quirós compensation as our Chief Executive Officer, as a non-employee director and consultant.
(5)    Mr. Condon served on the Board until his passing in January 2025.
(6)    For Mr. Lewin, the amount reported in the Option Awards column includes a May 2025 grant for 36,027 stock options with an exercise price of $36.46 granted in consideration for consulting services he performs for the Company in addition to his service as a non-employee director. This grant will vest over four years upon award.
(7)    For Mr. Lewin, the outstanding restricted stock units include a performance-based award granted in May 2023 for 27,756 shares vesting based on achievement of certain market conditions and continuing services for the Company.

EXECUTIVE OFFICERS
Below is the biographical information for each of the current executive officers of Establishment Labs. The ages shown are as of the date of this proxy statement.
Please refer to “Proposal 1: Election of Directors” for the biography for Mr. Caldini.

CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT
Age: 54
Cassandra "Sandra" Harris was appointed Senior Vice President and Chief Financial Officer effective March 9, 2026. She brings extensive global finance and operational leadership experience, including prior service as Chief Financial Officer of Genesco Inc., a retailer, wholesale distributor and manufacturer, from 2024 to 2026, and Artisan Design Group, LLC, a national provider of interior finishes, from 2023 to 2024, as well as Chief Financial Officer and Chief Operating Officer of Tupperware Brands Corporation, a global consumer products company, from 2019 to 2022 and 2020 to 2022, respectively. Earlier in her career, she held senior finance and operational roles at VF Corporation, an apparel and footwear company, and began her career in audit at Deloitte & Touche LLP, a professional services firm. Ms. Harris is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Clemson University.

Cassandra "Sandra" Harris

GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER
Age: 59
S. Ross Mansbach has served as our General Counsel and Chief Compliance Officer since August 2022, and he also served as our Chief Human Resources Officer from April 2023 until August 2024. Mr. Mansbach previously was at Avanos Medical, Inc., a publicly traded medical device company, where between November 2014 and March 2022 he held positions including Senior Vice President, Interim General Counsel and Corporate Secretary and Vice President, Deputy General Counsel and Corporate Secretary. Prior to such time, he held roles in the Legal Department at Kimberly-Clark Corporation for over 10 years. Mr. Mansbach was also formerly a partner at the law firm Powell Goldstein Frazer & Murphy, now known as Bryan Cave Leighton Paisner LLP. Mr. Mansbach received a B.A. from Yale College and a J.D. from the University of Chicago.

S. Ross Mansbach

Below is the biographical information for Mr. Denhoy, who served as Chief Financial Officer of Establishment Labs through March 2026:

CHIEF FINANCIAL OFFICER
Age: 55
Rajbir S. Denhoy served as our Chief Financial Officer from December 2021 to March 2026 and previously served as our Interim Chief Financial Officer from August 2021 to December 2021. Prior to such time, Mr. Denhoy served as our Head of Strategy and Investor Relations from February 2021 to December 2021. Prior to joining the Company in February 2021, Mr. Denhoy served as a Managing Director of the Jefferies Group, LLC, investment banking and financial services firm, from December 2009 until February 2021. Mr. Denhoy holds a bachelor’s degree in biology from UC Berkeley, a master’s degree in physiology from Georgetown University, and an M.B.A. from Cornell University. Mr. Denhoy continues to serve the Company as Senior Vice President, Global Strategy.

Rajbir S. Denhoy

PROPOSAL 2: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking shareholders to approve a non-binding advisory resolution approving our executive compensation as reported in this proxy statement.
As described above in this proxy statement, our executive compensation program is designed to motivate the Company’s named executive officers ("NEOs") to create long-term value for our shareholders and is weighted towards both short- and long-term performance-based compensation.
We urge shareholders to read the “Executive Compensation” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.
We are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of our named executive officers, as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in this proxy statement for the Annual Meeting.

This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding on the Company, the Board or the Compensation Committee and will not be construed as overruling a decision by or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
We intend to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of shareholders. We expect the next non-binding advisory vote on the compensation of our NEOs will occur at the 2027 annual meeting of shareholders.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the common shares entitled to vote and voting on this Proposal 2. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
Our NEOs for 2025 are:

Filippo "Peter" Caldini	Juan José Chacón Quirós	Rajbir S. Denhoy	S. Ross Mansbach

Chief Executive Officer (since May 2025); Interim Chief Executive Officer (Mar 2025 to May 2025); and President (Aug 2024 through Feb 2025)	Chief Executive Officer (until March 2025)	Chief Financial Officer (until March 2026)[1]	General Counsel and Chief Compliance Officer
(1)Mr. Denhoy's service as Chief Financial Officer ended March 9, 2026, but he continues to serve the Company as Senior Vice President, Global Strategy.
FINANCIAL HIGHLIGHTS

REVENUE	Our revenue for the years ended December 31, 2025 and 2024 was $211.1 million and $166.0 million, respectively, an increase of $45.1 million, or 27.2%.
INCOME	Net losses were $51.1 million for the year ended December 31, 2025 as compared to $84.6 million for the year ended December 31, 2024.
CASH	Our cash balance as of December 31, 2025 was $75.6 million.

STRATEGIC HIGHLIGHTS
SUMMARY OF 2025 COMPENSATION DECISIONS
The Compensation Committee believes that the executive compensation program objective is to reward our executives for successfully creating long-term shareholder value. The Compensation Committee utilizes a mix of stock options and restricted stock unit awards in order to link the NEOs’ interests to those of our shareholders. The Compensation Committee has also created an annual incentive plan design that utilizes a carefully calibrated set of performance objectives focused on both global and U.S. revenue growth, adjusted EBITDA, operating cash flow and other strategic objectives that we believe will lead to long-term value creation.

Primary objective of 2025 compensation decisions	➢	Motivate Named Executive Officers to create long-term shareholder value

The Compensation Committee’s actions to incentivize the NEOs to create long-term value included the following highlights:

➢Annual Long-Term Incentive Equity Awards consist of 50% Stock Options and 50% RSUs. Each of our NEOs who was employed in March 2025 received an annual equity award consisting of a combination of stock options and restricted stock unit awards. The grant date value of the awards was allocated 50% to stock options and 50% to restricted stock units. The Compensation Committee believes this weighting, with half of the grant date value awarded in stock options that will only have value if the price of our common shares appreciates after the grant date, incentivizes our NEOs to achieve long-term share growth. The restricted stock units are included as part of the annual equity award to complement the stock options and provide a “full value” equity incentive that provides a retention benefit.

➢Calibrated Annual Incentive Plan Design. The Compensation Committee designed our 2025 annual incentive plan to include multiple different performance goals with assigned weightings to focus the NEOs on the achievement of objectives that we believe will lead to long-term value creation. 25% of the target bonus opportunity was tied to our achievement of global revenue targets, 25% was tied to the achievement of positive adjusted EBITDA, 20% was tied to the achievement of operating cash flow targets, 15% was tied to achievement of US revenue targets and the remaining 15% of the target bonus opportunity was at tied to achievement of other strategic objectives at the discretion of the board of directors.

➢New Appointment and New Hire Awards consist of 50% Stock Options and 50% RSUs. One of our NEOs, Filippo "Peter" Caldini, became Chief Executive Officer during 2025. In connection with his appointment, Mr. Caldini was granted a new equity award consisting of 50% Stock Options and 50% RSUs in order to incentivize the new CEO to focus on achieving growth in the price of our common shares.
The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the NEOs during 2025.

COMPENSATION PROGRAM AND OBJECTIVES
Our compensation program for the NEOs is intended to:

Motivate our NEOs to create long-term shareholder value	Align the interests of our NEOs with the interests of our shareholders	Attract and retain quality executive officers	Motivate and reward high performance	Inspire teamwork and collaboration among the executives
We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of three material elements: base salaries, annual incentive compensation opportunities, and long-term incentive awards. Each of these compensation elements is described in more detail below.
ROLE OF THE COMPENSATION COMMITTEE
Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation given to each of the NEOs or to recommend such compensation for approval by the Board. The Compensation Committee approves our executive compensation philosophy and procedures, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. The Compensation Committee is also responsible for approving employment agreements with the NEOs. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other NEOs.
The elements of our executive compensation program were each approved by the Compensation Committee. None of the NEOs is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other NEOs, had any role in determining the compensation of the NEOs.
ROLE OF THE COMPENSATION CONSULTANT
In 2023, the Compensation Committee retained Semler Brossy as its independent compensation consultant. Semler Brossy assisted the Compensation Committee with the construction of the group of peer companies described below that was used by the Compensation Committee to inform compensation decisions for 2025. Semler Brossy was also engaged to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels and performance alignment, and analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by our peer group of companies described below.
In late 2025, the Compensation Committee engaged Alpine Rewards to evaluate and make recommendations regarding our executive compensation and non-employee director compensation programs for 2026.
The Compensation Committee is directly responsible for the appointment, compensation and oversight of Semler Brossy’s and Alpine Rewards' work and does not believe it has raised any conflict of interest. Semler Brossy and Alpine Rewards report only to the Compensation Committee, and do not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

PEER COMPANIES
When determining the amount of each NEO’s 2025 compensation, the Compensation Committee considered the compensation paid by the following peer companies:

Artivion	Inspire Medical Systems
AtriCure	OrthoPediatrics Corp.
Atrion Corporation	Paragon 28
AxoGen	Revance Therapeutics
Axonics	Sientra, Inc.
BioLife Solutions	Silk Road Medical
Cutera	STAAR Surgical Company
Evolus	The Beauty Health Company
Inari Medical	Treace Medical Concepts
In selecting the peer groups, we evaluated publicly traded companies that are aesthetic and implantable device companies while rounding out the peer group with broader medical device companies within the healthcare equipment and supplies, life science tools and services and healthcare technology industries for potential inclusion. From this group, our objective was to position our total revenues, market capitalization and operating income at approximately the median relative to our peer group companies at the time the peer group was established. After applying these screens, we selected the 18 companies listed above. We refreshed our peer group in late 2025, and that new peer group was used to inform 2026 compensation decisions.
When determining the amount of each NEO’s 2025 base salary, target bonus opportunity and long-term equity award grants, the Compensation Committee considered the compensation paid by the peer group companies. The Compensation Committee believes it is important to understand and reference what similarly-situated companies are paying their executives, and it intends to use this information as one of the data points it considers when making compensation decisions for the NEO using its business judgment. In general, the Compensation Committee’s philosophy is that each executive’s targeted total direct compensation (base salary plus target bonus plus grant date value of long-term equity awards) should be at or below the 50th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives.
ROLE OF SHAREHOLDER SAY-ON-PAY VOTES
Based on shareholders’ feedback, we currently provide shareholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our NEOs, which we refer to as a say-on-pay proposal. At our 2025 Annual Meeting of Shareholders, over 99% of the votes cast supported our say-on-pay proposal. The Compensation Committee believes this high degree of shareholder support for our 2025 say-on-pay proposal affirms shareholders’ support of our executive compensation program.
The Compensation Committee will continue to consider the outcome of shareholders’ votes on our say-on-pay proposals when making future compensation decisions for the NEOs.
MATERIAL ELEMENTS OF COMPENSATION
BASE SALARIES
We pay each NEO a base salary to provide each executive with a minimum, fixed level of cash compensation.

The Compensation Committee reviewed the base salaries for each of Messrs. Denhoy and Mansbach in March 2025 and determined to increase each executive’s base salary from 2024 based on an assessment of the executive’s performance and also after taking into account the base salaries paid by the peer companies to similarly situated executives.
Mr. Caldini joined the Company in August 2024 as President through February 2025, served as Interim Chief Executive Officer from March to May 2025 and was appointed Chief Executive Officer in May 2025. His base salary was determined in connection with the commencement of his appointment with the Company, and then subsequently increased to its current level in connection with him becoming our Chief Executive Officer.
The 2025 base salary for each NEO is as follows:

NEO	2025 Base Salary
Filippo "Peter" Caldini	$600,000
Rajbir S. Denhoy	$390,000
S. Ross Mansbach	$369,200
2025 ANNUAL INCENTIVE COMPENSATION OPPORTUNITY
The Compensation Committee designed our 2025 annual incentive plan to include multiple different performance goals with assigned weightings to focus the NEOs on the achievement of objectives that we believe will lead to long-term value creation.
Each NEO was granted the following target bonus opportunity for 2025:

NEO	2025 Target Bonus
Filippo "Peter" Caldini	$600,000
Rajbir S. Denhoy	$195,000
S. Ross Mansbach	$184,600
Because of his retirement during 2025, Mr. Chacón Quirós was not granted any bonus opportunity for 2025. The target bonus opportunity for Mr. Caldini was weighted 100% based on corporate performance. The target bonus opportunity for Messrs. Denhoy and Mansbach was weighted 80% based on corporate performance and 20% based on individual performance.

CORPORATE PERFORMANCE
Following the end of 2025, the Compensation Committee evaluated the Company’s performance against the performance goals shown above. Our overall performance across all performance goals and objectives resulted in an achieved corporate performance factor of 103.8% for determining the amount of each participating NEOs’ 2025 incentive bonus payment. Mr. Caldini’s 2025 incentive bonus payment was equal to 103.8% of his target bonus opportunity, as his bonus opportunity was 100% based on corporate performance.
INDIVIDUAL PERFORMANCE
As described above, the target bonus opportunity for Messrs. Denhoy and Mansbach was weighted 20% based on individual performance. Following an assessment of the respective individual performance of each of Messrs. Denhoy and Mansbach for 2025, the Compensation Committee determined the achievement of the individual performance factor for each executive, which was used to determine the amount of their 2025 incentive bonus payment for 2025.
The following table sets forth the incentive bonus payment earned for 2025 performance for each NEO. Each NEO’s 2025 incentive bonus was earned above the executive’s target bonus amount based on performance.

NEO	2025 Bonus Earned
Filippo "Peter" Caldini	$622,800
Juan Jose Chacón Quirós	$—
Rajbir S. Denhoy	$200,928
S. Ross Mansbach	$190,212
We believe the 2025 incentive bonus award payments are evidence of the performance-contingent nature of our executive compensation program design at work, and reflect the NEO’s achievements across a multitude of critical performance objectives for the Company.

LONG-TERM INCENTIVES
STRUCTURE OF 2025 ANNUAL EQUITY AWARDS
All NEOs other than Mr. Chacón Quirós employed as of March 2025 received an annual equity award consisting of a combination of stock options and restricted stock unit awards. The grant date value of the awards was allocated approximately 50% to stock options and 50% to restricted stock units. The Compensation Committee believes this weighting, with half of the grant date value awarded in stock options that will only have value if the price of our common shares appreciate after the grant date, incentivizes our NEOs to achieve long-term share price growth. The restricted stock units are included as part of the annual equity award to complement the stock options and provide a “full value” equity incentive that provides a retention benefit.
The stock options and restricted stock unit awards both vest over a four-year period, with 25% of the shares subject to each award vesting on each of the first four annual anniversaries of the grant date. Each executive must remain employed on each vesting date in order to vest in the applicable installment of the award.
STRUCTURE OF 2025 NEW APPOINTMENT AND NEW HIRE AWARDS
One of our NEOs, Filippo "Peter" Caldini, became Chief Executive Officer in May 2025. In connection with his appointment as CEO, he was granted a one-time equity award consisting of 50% stock options and 50% restricted stock units. The Compensation Committee determined to grant these awards in order to incentivize him to focus on achieving growth in the price of our common shares and recognize his new role as our CEO.
Like the annual equity awards, Mr. Caldini's awards vest over a four-year period, with 25% of the shares subject to the award vesting on each of the first four annual anniversaries of the grant date. Mr. Caldini must remain employed on each vesting date in order to vest in the applicable installment of their respective awards.
SEVERANCE BENEFITS
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of the currently employed NEOs under their employment agreements.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the currently employed NEOs would be entitled to severance benefits in the event of a termination of employment by us without “cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). The severance benefits for a qualifying termination not in connection with a change in control include a payment equal to a number of months of the executive’s base salary, a pro-rata portion of any bonus actually earned for the year of termination and, for certain executives, reimbursement of the costs to continue medical benefits under COBRA for a number of months after termination of employment.
We do not believe that the NEOs should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any NEO to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits). The amount of severance benefits for the currently employed NEOs is enhanced for qualifying terminations in connection with a change in control, with the number of months of salary severance increased, the bonus severance component based on 100% of the executive’s target bonus instead of being pro-rated, the COBRA continuation period (if applicable) extended for additional months and the executives being entitled to 100% accelerated vesting of their outstanding equity awards.
No NEO is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
SHARE OWNERSHIP POLICY APPLICABLE TO EXECUTIVE OFFICERS
We believe that in order to align the interests of our executive officers with those of our shareholders, executive officers should have direct ownership in shares of the Company. Accordingly, our Board has adopted a Senior Leader Share Ownership Policy. Our Policy requires our Chief Executive Officer to own shares of the Company having a value equal to at least six times his annual base salary and each of our other executive officers to own shares of the Company having a value equal to at least one times the executive’s annual base salary. Shares subject to stock options are not considered owned by the executive for purposes of the policy, while unvested restricted shares or restricted stock units subject to time-based vesting are considered owned for purposes of the policy. The executive officers are required to be in compliance with the required ownership level within the later of January 1, 2027 and five years from the date such person is first appointed as an executive officer and are required to retain 25% of the gross number of any shares received in respect of equity awards until they are in compliance.
CLAWBACK POLICY
Our Clawback Policy applies to incentive compensation paid to our executive officers, including our NEOs. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement, our Compensation Committee shall require the NEO to forfeit all or part of any applicable incentive compensation received by the NEO during the covered period. For purposes of this policy, incentive compensation means any compensation that is earned, granted, or vested based wholly or in part upon the attainment of a financial reporting measure. Our Clawback Policy complies with the requirements of the new SEC and Nasdaq clawback rules.
POLICY WITH RESPECT TO SECTION 162(m)
For U.S. tax purposes, Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1.0 million during the tax year. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our shareholders, including awarding compensation that may not be deductible for U.S. tax purposes.
TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. We do not have a formal policy regarding the timing of awards of stock options in relation to our disclosure of material nonpublic information. However, the Compensation Committee does not grant stock option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.
Submitted by the Compensation Committee:
Ann Custin
Leslie Gillin
Edward Schutter (Chair)

The information contained in the above Report of the Compensation Committee shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a board of directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board or on our Compensation Committee.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2025
The following table provides information regarding the total compensation for services rendered in all capacities for our NEOs for the years ended December 31, 2025, 2024, and 2023, as applicable.

Name and Principal Position	Year	Salary	Non-equity Incentive Plan (2)	Stock Awards (1)	Option Awards (1)	All Other Compensation (3)	Total
Filippo "Peter" Caldini (4) Chief Executive Officer	2025	$528,750	$622,800	$849,953	$851,547	$28,983	$2,882,033
	2024	$151,994	$60,408	$399,977	$598,672	$16,449	$1,227,500
Juan José Chacón Quirós (4) Former Chief Executive Officer	2025	$218,918	$—	$—	$—	$1,435,109	$1,654,027
	2024	$733,622	$487,500	$665,811	$663,044	$51,294	$2,601,271
	2023	$667,996	$375,000	$532,676	$797,261	$49,374	$2,422,307
Rajbir S. Denhoy (5) Former Chief Financial Officer	2025	$370,000	$200,928	$389,984	$390,767	$74,586	$1,426,265
	2024	$369,444	$135,000	$277,967	$276,785	$61,195	$1,120,391
	2023	$364,583	$93,750	$222,367	$332,515	$74,869	$1,088,084
S. Ross Mansbach General Counsel and Chief Compliance Officer	2025	$352,042	$190,212	$276,889	$277,438	$53,328	$1,149,909
	2024	$358,761	$127,800	$266,246	$265,100	$42,245	$1,060,152
	2023	$352,917	$106,500	$212,984	$318,503	$50,341	$1,041,245
(1)Amounts reported represent the aggregate grant date fair value of the stock option and stock awards granted to the NEOs in 2025. The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2025 Annual Report. The options and restricted stock units granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.
(2)Consists solely of an incentive bonus earned upon the achievement of Company and individual performance objectives. Please see the discussion of our incentive program in the Compensation Discussion and Analysis section above.

(3)The components of the column entitled “All Other Compensation” are set forth in the following table:

Name	Year	Vehicle Allowance	Life Insurance Premiums	Health Insurance Premiums	Other	Total
Filippo "Peter" Caldini	2025	$—	$1,968	$14,765	$12,250	$28,983
	2024	$—	$654	$13,634	$2,161	$16,449
Juan José Chacón Quirós (6)	2025	$8,000	$11,070	$—	$1,416,039	$1,435,109
	2024	$24,000	$11,070	$7,224	$9,000	$51,294
	2023	$24,000	$11,070	$5,304	$9,000	$49,374
Rajbir S. Denhoy	2025	$21,000	$1,962	$39,374	$12,250	$74,586
	2024	$21,000	$1,962	$36,369	$1,864	$61,195
	2023	$21,000	$1,962	$51,907	$—	$74,869
S. Ross Mansbach	2025	$—	$1,704	$39,374	$12,250	$53,328
	2024	$—	$1,977	$36,394	$3,874	$42,245
	2023	$—	$1,977	$48,364	$—	$50,341
(4)Mr. Chacón Quirós retired from his position as Chief Executive Officer of the Company on March 1, 2025. On May 7, 2025, Mr. Caldini was appointed Chief Executive Officer, having served as Interim Chief Executive Officer from March 1, 2025 until May 7, 2025. Mr. Caldini's awards include grants received from his new appointment. Following his retirement on March 1, 2025, Establishment Labs Holdings Inc. and its subsidiary, Establishment Labs S.A., each entered into separation agreements with Mr. Chacón-Quirós, on August 3 and August 4, 2025, respectively, to formally terminate his employment effective April 30, 2025. The agreements provide for the continued vesting of outstanding equity awards while Mr. Chacón-Quirós serves as a consultant or a member of the Board of Directors, as well as certain customary restrictive covenants. Concurrently, Establishment Labs Holdings Inc. and Mr. Chacón-Quirós entered into a consulting agreement, effective June 1, 2025, for advisory and advocacy services, with a one-year term that automatically renews through May 31, 2028, unless terminated by either party. Under the consulting agreement, Mr. Chacón-Quirós will receive $750,000 per year, paid in equal monthly installments, and an annual equity award with a target value of $750,000, subject to vesting schedules and terms at the Company’s discretion. The value of the compensation Mr. Chacón Quirós received in connection with his consulting services as well as the Board of Director fees is presented in "All Other Compensation" column. The value of the equity awards granted to Mr. Chacón Quirós during 2025 in respect of his consulting services and services as a non-employee member of the Board of Directors, together with the cash compensation paid to Mr. Chacón Quirós for services performed as a non-employee director during 2025, is also presented in the 2025 Non-Employee Director Compensation table above. Please see the Non-Employee Director Compensation table above for a further description of Mr. Chacón Quirós’ compensation as a consultant and non-employee director in 2025.
(5)Mr. Denhoy's service as Chief Financial Officer ended March 9, 2026, but he continues to serve the Company as Senior Vice President, Global Strategy.
(6)For Mr. Chacón Quirós, the amounts included in "Other" includes compensation earned as director and as consultant in 2025 after his retirement.
EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS
EMPLOYMENT AGREEMENTS WITH ESTABLISHMENT LABS HOLDINGS INC.
We have entered into an employment agreement with each of our executive officers who is currently employed and were party to an employment agreement with Mr. Chacón Quirós until his retirement in March 2025. Each employment agreement has no specific term and provides that the executive officer is an at-will employee. If a Change in Control (as defined in the 2018

Equity Incentive Plan) occurs before the termination of the executive officer’s employment, 100% of the executive officer's outstanding equity awards will fully accelerate and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels and all other terms and conditions met.
If an executive officer’s employment is terminated outside the period beginning on the date of a Change in Control and ending 12 months following that Change in Control (the “Change in Control Period”) either (1) by Establishment Labs or any of its parents and subsidiaries (the “ESTA Group”) without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor and continues to comply with the executive officer’s employee confidentiality agreement and noncompetition, nondisclosure and inventions agreement with Establishment Labs’ (collectively, the “Related Agreements”) and the employment agreement:
•a lump-sum payment equal to 9 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and
•a lump-sum payment equal to a pro-rated amount (based on the period of time the executive officer had been employed during the year of termination) of the annual bonus the executive officer would have received for the year of termination had the executive officer remained employed with Establishment Labs through the date the executive officer was required to continue employment to receive the bonus.
If, within the Change in Control Period, the executive officer’s employment is terminated either (1) by any ESTA Group member without Cause (excluding by reason of death or disability) or (2) by the executive officer for Good Reason, the executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor and continues to comply with his Related Agreements and the employment agreement:
•a lump-sum payment equal to 12 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for Good Reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the Change in Control;
•a lump-sum payment equal to 100% of the executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs; and
•100% accelerated vesting of the executive officer’s outstanding equity awards.
The severance payments and benefits the executive officer would otherwise be entitled under his employment agreement will be reduced by any liability Establishment Labs may have to him for any severance payments or benefits required under any applicable statute, law, or regulation to the extent permitted by applicable law.
If any of the payments and benefits provided for under these employment agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the payments and benefits under his employment agreement or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements do not require us to provide any tax gross-up payments.
In addition, each employment agreement includes a non-competition covenant during the 12-month period following termination of the executive officer’s employment and a non-solicitation covenant during the 2-year period following termination of the executive officer’s employment.
GRANTS OF PLAN-BASED AWARDS
The following table summarizes all plan-based awards granted to each of the NEOs in 2025:

Name	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			Grant Date	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)
Filippo "Peter" Caldini	$—	$600,000	$—	3/13/2025	17,231	—	$—	$599,983
				3/13/2025	—	30,333	$34.82	$601,194
				5/14/2025	6,856	—	$—	$249,970
				5/14/2025	—	12,009	$36.46	$250,353
Rajbir S. Denhoy	$—	$195,000	$—	3/13/2025	11,200	—	$—	$389,984
				3/13/2025	—	19,716	$34.82	$390,767
S. Ross Mansbach	$—	$184,600	$—	3/13/2025	7,952	—	$—	$276,889
				3/13/2025	—	13,998	$34.82	$277,438
(1)No minimum amount was set.
(2)No target bonus opportunity for Mr. Chacón Quirós was established and no annual equity awards were granted to Mr. Chacón Quirós due to his retirement in March 2025.
(3)No maximum amount was set.
(4)Amounts reported represent the grant date fair value of each stock option and restricted stock unit award granted to the NEOs in 2025. The grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 10 to the Consolidated Financial Statements included in our 2025 Annual Report. The options and restricted stock units granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

Name	Grant Date	OPTION AWARDS				STOCK AWARDS
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Filippo "Peter" Caldini	5/14/2025	—	12,009	$36.46	5/14/2035	6,856	$499,665
	3/13/2025	—	30,333	$34.82	3/13/2035	17,231	$1,255,795
	8/20/2024	8,954	8,956	$44.06	8/20/2034	4,539	$330,802
Juan José Chacón Quirós	5/23/2025	—	—	$—		3,413	$248,739
	5/14/2025 [1]	—	14,906	$36.46	5/14/2036	10,285	$749,571
	3/6/2024	4,809	14,427	$49.25	3/6/2034	10,139	$738,930
	3/8/2023	9,103	9,104	$70.91	3/8/2033	3,756	$273,737
	4/10/2022	20,643	6,881	$63.53	4/10/2032	2,616	$190,654
	2/15/2021	37,257	—	$69.49	2/15/2031	—	$—
	4/25/2019	80,000	—	$25.25	4/25/2029	—	$—
Rajbir S. Denhoy	3/13/2025	—	19,716	$34.82	3/13/2035	11,200	$816,256
	3/6/2024	2,007	6,023	$49.25	3/6/2034	4,233	$308,501
	3/6/2023	3,619	3,619	$74.47	3/6/2033	1,493	$108,810
	4/10/2022	6,329	2,110	$63.53	4/10/2032	802	$58,450
	2/28/2021	100,000	—	$69.03	2/28/2031	—	$—
S. Ross Mansbach	3/13/2025	—	13,998	$34.82	3/13/2035	7,952	$579,542
	3/6/2024	1,922	5,769	$49.25	3/6/2034	4,054	$295,456
	3/6/2023	3,466	3,467	$74.47	3/6/2033	1,430	$104,218
	8/29/2022	26,097	8,699	$63.55	8/29/2032	—	$—
(1) Granted for consulting services. Amounts reported for Mr. Chacón Quirós reflect all of his outstanding equity awards at the end of 2025, whether granted in connection with his services as Chief Executive Officer or as a non-employee director.

The options and stock awards granted vest in four substantially equal annual installments, subject to the NEOs’ continued employment through the vesting date.
EMPLOYEE BENEFIT PLANS
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We maintain a 401(k) plan for the benefit of our eligible employees, including our NEOs, as discussed in the section below.

401(k) PLAN
We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer their eligible compensation subject to applicable annual Internal Revenue Service limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants.
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
The Compensation Committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of any business, the Compensation Committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its shareholders and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. We believe our 2025 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.
OPTION EXERCISES AND STOCK VESTED
The following table presents information on stock options that were exercised by the NEOs in 2025, as well as any stock awards that vested in 2025:

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Filippo "Peter" Caldini	—	$—	4,539	$167,741
Juan José Chacón Quirós	—	$—	7,874	$299,389
Rajbir S. Denhoy	—	$—	2,960	$114,981
S. Ross Mansbach	—	$—	2,067	$86,979
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the benefits that would have become payable to Mr. Denhoy or may become payable to Messrs. Caldini and Mansbach in connection with a termination of their employment with the Company and/or a change in control of the Company (as defined in the 2018 Equity Incentive Plan) as of December 31, 2025. These benefits are payable pursuant to the terms of the executive employment agreements described above.
As required by applicable SEC rules, the estimated values in this section assume that the triggering event took place on December 31, 2025. The value of the accelerated equity vesting in the tables below is based on the closing price of our common shares of $72.88 on December 30, 2025, which was the last trading day of 2025. We have assumed that no executive’s severance benefits would be “cut back” under his employment agreement in order to obtain the greatest after tax-benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the executives may be less than the amounts reported above as a result of the application of this “cut-back”.

Name	Potential Payment	Change in Control (No Termination) (1)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason in connection with a Change in Control
Filippo "Peter" Caldini	Cash Severance	—	$1,072,800	$1,325,000
	COBRA Benefits	—	$29,530	$39,374
	Accelerated Vesting	$3,936,217	—	$3,936,217
Rajbir S. Denhoy (2)	Cash Severance	—	$467,112	$375,000
	COBRA Benefits	—	$29,530	$39,374
	Accelerated Vesting	$2,204,460	—	$2,204,460
S. Ross Mansbach	Cash Severance	—	$482,178	$572,260
	COBRA Benefits	—	$29,530	$39,374
	Accelerated Vesting	$1,729,463	—	$1,729,463
(1)Calculated by taking all unvested outstanding grants and multiplying by the market value of the stock on December 31, 2025 less exercise price, if applicable.
(2)Mr. Denhoy's service as Chief Financial Officer ended March 9, 2026, but he continues to serve the Company as Senior Vice President, Global Strategy.

Mr. Chacón Quirós retired from his position as Chief Executive Officer of the Company on March 1, 2025, and his employment and former employment agreements were terminated effective April 30, 2025. In connection with his retirement, Mr. Chacón Quirós entered into a consulting agreement with us effective June 1, 2025 and he continues to serve as a member of our Board. Please see footnote 4 to the Summary Compensation Table for Fiscal Year 2025 above for a further description of the consulting and separation agreements entered into with Mr. Chacón Quirós.
CEO PAY RATIO
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the annual total compensation of our Chief Executive Officer, Mr. Caldini, to the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2025 was 2,882,033, and the median of the total 2025 compensation of all of our employees (excluding our Chief Executive Officer) was $36,806. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2025 to the median of the total 2025 compensation of all of our employees (excluding our Chief Executive Officer) to be 78 to 1.
To identify the median employee, we compared annual pay, as of December 31, 2025, for all of our employees excluding the Chief Executive Officer, wherever they reside in the world. Employee pay rates in foreign currencies were converted to U.S. Dollars using exchange rates on December 31, 2025. We included all global employees, whether employed on a full-time or part-time basis, who were employed by us on December 31, 2025.
Once the median employee was identified as described above, the employee’s annual total compensation for 2025 was determined using the same rules that apply to reporting the compensation of our NEOs (including our Chief Executive Officer) in the “Total” column of the “Summary Compensation Table for Fiscal Year 2025” above. The total compensation amounts included in the first paragraph of this pay ratio disclosure were determined based on that methodology.
We believe that the pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by our peers or other public companies.
PAY VERSUS PERFORMANCE
Pursuant to the Exchange Act, we are required to disclose in this proxy statement certain information comparing the total compensation of our Chief Executive Officer (whom we also refer to below as our “PEO”), and the average total compensation of our other named executive officers (whom we also refer to below as our “Non-PEO NEOs”), in each case both as reported in the Summary Compensation Table presented in this Proxy Statement and as “actually paid” to such named executive officers as determined pursuant to applicable SEC rules, to the Company’s performance as presented in the table below.
2025 PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)		Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2)	Value of Initial Fixed $100 Investment Based on:		Net Loss (thousands)	Revenue (9) (thousands)
	(Chacón Quirós)	(Caldini)	(Chacón Quirós)	(Caldini)			Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
2025	$1,654,027	$2,882,033	$7,014,275	$5,906,051	$1,288,086	$3,773,547	$194	$99	$(51,064)	$211,076
2024	$2,601,271	$—	$7,269,721	$—	$1,136,014	$3,096,385	167	105	$(84,596)	$166,025
2023	$2,422,307	$—	$304,116	$—	$982,650	$(1,099,089)	94	106	$(78,502)	$165,151
2022	$2,577,107	$—	$5,598,317	$—	$1,431,876	$1,804,293	237	100	$(75,209)	$161,700
2021	$2,283,091	$—	$5,862,847	$—	$3,377,966	$4,191,258	$244	$125	$(41,139)	$126,682
(1)The PEO and Non-PEO NEO for each fiscal years are as follows:

Year	PEO	Non-PEO NEO
2025	Filippo "Peter" Caldini, Juan José Chacón Quirós	Rajbir S. Denhoy, S. Ross Mansbach
2024	Juan José Chacón Quirós	Rajbir S. Denhoy, S. Ross Mansbach, Filippo "Peter" Caldini
2023	Juan José Chacón Quirós	Rajbir S. Denhoy, S. Ross Mansbach, Paul D. Rodio
2022	Juan José Chacón Quirós	Rajbir S. Denhoy, S. Ross Mansbach, Paul D. Rodio, Pratip Dastidar
2021	Juan José Chacón Quirós	Rajbir S. Denhoy, Pratip Dastidar
(2)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Grant Date Value of Equity Awards ($) (4)	Add Year- End Equity Value of Awards at Year-End ($) (5)	Add Change in Value of Prior Equity Awards Outstanding at Year-End ($) (6)	Add Change in Value of Vested Equity Awards ($) (7)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($) (8)	Average Compensation Actually Paid ($)
2025	PEO (Chacón Quirós)	$1,654,027	$—	$4,095,924	$676,305	$588,019	$—	$7,014,275
	PEO (Caldini)	$2,882,033	$1,701,500	$4,230,326	$250,595	$244,597	$—	$5,906,051
	Non-PEO NEOs	$1,288,086	$667,539	$2,460,577	$243,103	$449,320	$—	$3,773,547
2024	PEO	$2,601,271	$1,328,855	$3,440,167	$2,176,551	$380,587	$—	$7,269,721
	Non-PEO NEOs	$1,136,014	$694,916	$1,654,988	$831,239	$169,060	$—	$3,096,385
2023	PEO	$2,422,307	$1,329,937	$1,738,207	$(2,601,330)	$74,869	$—	$304,116
	Non-PEO NEOs	$982,650	$362,123	$602,556	$(1,293,029)	$(380,320)	$648,823	$(1,099,089)
2022	PEO	$2,577,107	$1,663,742	$4,501,822	$238,857	$(55,727)	$—	$5,598,317
	Non-PEO NEOs	$1,431,876	$1,053,108	$1,741,392	$184,195	$(51,051)	$449,011	$1,804,293
2021	PEO	$2,283,091	$1,441,771	$3,670,133	$1,351,394	$—	$—	$5,862,847
	Non-PEO NEOs	$3,377,966	$3,019,590	$2,830,233	$901,886	$100,763	$—	$4,191,258
(3)Total Shareholder Return is determined based on the value of an initial fixed investment of $100 at the close of trading on the last trading day of 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes. The amounts for Peer Group Total Shareholder Return consists of the NASDAQ Health Services Index. Information used in this column was obtained from the Nasdaq Stock Market, LLC, a financial data provider and a source believed to be reliable.
(4)Value of equity awards from Grants of Plan-Based Awards table valued at grant date.
(5)Value of unvested outstanding equity awards at the applicable fiscal year-end.
(6)Change in value of unvested equity awards outstanding at the beginning of the applicable fiscal year.
(7)Change in value of equity awards vested during the applicable fiscal year.
(8)Value of any cancelled/forfeited equity awards during the applicable fiscal year.
(9)In the Company's assessment, revenue is the financial performance measure that is the most important financial performance measure used by the Company in 2025 to link compensation actually paid to performance. Please see the Compensation Discussion and Analysis section above for a further discussion of revenue and how it is utilized in our executive compensation program.
DESCRIPTION OF RELATIONSHIP BETWEEN INFORMATION PRESENTED IN PAY VERSUS PERFORMANCE TABLE
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last five fiscal years against our total shareholder return and the total shareholder return of the NASDAQ Health Services Index (each calculated as described above in footnote (3) of the table above) over that period of time.

COMPENSATION ACTUALLY PAID VS.
CUMULATIVE TOTAL SHAREHOLDER RETURNS (TSR)
Compensation Actually Paid (in thousands)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
(1,000)
(2,000)
300
250
200
150
100
50
-
Cumulative Total Returns
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO (Chacón Quirós)
Compensation Actually Paid to PEO (Caldini)
Average Compensation Actually Paid to Other NEOs
Establishment Labs TSR
Peer Group TSR

The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last five fiscal years against our net loss in each of those years.
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last five fiscal years against our revenue in each of those years.

FINANCIAL AND NON-FINANCIAL PERFORMANCE MEASURES
Following is an unranked list of financial and non-financial performance measures we consider the most important in linking the compensation actually paid to our named executive officers for 2025 with our performance:
•Revenue
•Operating expenses
•Cash flow from operating activities
•Regulatory progress
•Manufacturing expansion

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL
CBIZ CPAs P.C. has served as our independent registered public accounting firm since 2016 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024) and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for 2026. We are not required to submit the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for shareholder approval. However, we are submitting the appointment for ratification as a matter of good corporate practice. In the event that ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026 is not approved by the shareholders at the Annual Meeting, the Board will reconsider whether or not to retain CBIZ CPAs P.C. Even if the appointment of CBIZ CPAs P.C. is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.
A representative of CBIZ CPAs P.C. is expected to participate in the Annual Meeting to respond to appropriate questions and to make any other statement deemed appropriate. The representatives will also be afforded an opportunity to make such statements as they desire.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—FEE INFORMATION
The following table presents fees for professional audit services and other services rendered by CBIZ CPAs P.C. and Marcum LLP for our fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$1,315,800	$1,288,479
Audit-Related Fees (2)	5,150	5,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,320,950	$1,293,479

(1)Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, the audit of the Company's internal control over financial reporting, and for reviews of the financial statements included in our quarterly reports on Form 10-Q for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisition and procedures related to other attest services. Fees for fiscal 2025 and 2024 consisted of professional services rendered in connection with an auditor's consent delivered in connection with our Registration Statement on Form S-8.

PRE-APPROVAL POLICIES AND PROCEDURES
It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to us by our independent registered public accounting firm, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. In addition, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.
All services provided by CBIZ CPAs P.C. as our independent registered public accounting firm as disclosed above under “Independent Registered Public Accounting Firm – Fee Information” were pre-approved by the Audit Committee.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the common shares entitled to vote and voting on this Proposal 3. Abstentions will have no effect on voting for this proposal. No broker non-votes are expected on Proposal 3.

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS ESTABLISHMENT LABS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

REPORT OF THE AUDIT COMMITTEE
Our Audit Committee is composed of three directors, all of whom the Board has determined to be independent and to meet the requirements for financial literacy under applicable rules and regulations of the Nasdaq and the SEC and otherwise meet the requirements for service on audit committees pursuant to such rules and regulations. The Board has determined that Mr. Slotkin is an “audit committee financial expert” as defined under the applicable rules of the SEC. The Audit Committee assists the Board in general oversight of our financial accounting and reporting process, system of internal control and audit process.
Our management has primary responsibility for our consolidated financial statements and for maintaining effective internal control over financial reporting. Our independent registered public accounting firm, CBIZ CPAs P.C., is responsible for expressing an opinion on our consolidated financial statements as to whether they present fairly, in all material respects, our consolidated financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. This opinion is based on their audits.
In this context, the Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management;
2.The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
3.The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence; and
4.Based on the review and discussion referred to in the above paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 for filing with the SEC.
The Audit Committee has also appointed CBIZ CPAs P.C. as our independent registered public account firm, and our Board has recommended that our shareholders ratify such appointment, to audit our consolidated financial statements for the year ending December 31, 2026, and to provide review services for each of the quarters in the year ending December 31, 2026.
Submitted by the Audit Committee:
Ann Custin (Chair)
Edward Schutter
Bryan Slotkin

The information contained in the above Report of the Audit Committee shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common shares as of March 31, 2026 (unless otherwise indicated) by:
•    each person known to us to beneficially own more than five percent of our outstanding common shares;
•    each of our named executive officers;
•    each of our directors; and
•    all directors and executive officers as a group.
We have based our calculation of the percentage of beneficial ownership on 29,385,011 common shares as of March 31, 2026. We have deemed our common shares subject to share options that are currently exercisable or exercisable within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the share option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage (%)
Greater than 5% Shareholders
JW Partners, LP (1)	3,061,694	10.42
RTW Investments, LP (2)	2,822,216	9.60
Brown Advisory Incorporated (3)	2,038,652	6.94
Qatar Investment Authority (4)	2,390,951	8.14
Named Executive Officers:
Filippo "Peter" Caldini (5)	32,180	*
Cassandra "Sandra" Harris (6)	—	*
S. Ross Mansbach (7)	43,840	*
Directors:
Juan José Chacón Quirós (8)	1,414,329	4.81
Ann Custin (9)	33,732	*
Leslie Gillin (10)	28,044	*
Nicholas Lewin (11)	1,135,484	3.86
Edward Schutter (12)	205,382	*
Bryan Slotkin (13)	42,256	*
All current directors and executive officers as a group (9 persons)(14)	2,935,247	9.99

*	Indicates beneficial ownership of less than one percent.
(1)
Beneficial ownership information is as of December 31, 2025 and is based on information reported on a Schedule 13F-HR filed by JW Asset Management, LLC with the SEC on February 6, 2026. The business address of JW Partners, LP is 1051 N Venetian Drive, Miami Beach, FL 33139.

(2)
Beneficial ownership information is based on information reported as of December 31, 2024 in a Schedule 13G/A filed by RTW Investments, LP with the SEC on February 14, 2025. The Schedule 13G/A indicates that RTW Investments, LP and Roderick Wong (the “Reporting Persons”) have shared voting and dispositive power over 2,822,216 of our common shares. Roderick Wong is the managing partner and Chief Investment Officer of RTW Investments, LP. RTW Investments, LP is the investment adviser to certain funds (the “RTW Funds”) that own common shares of the Company. As reported in the Schedule 13G/A, the number of shares reported as beneficially owned assumes the exercise of warrants held by the RTW Funds to purchase 252,529 of our common shares. The business address for RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014.

(3)
Beneficial ownership information is based on information reported as of December 31, 2025 in a Schedule 13G/A filed by Brown Advisory Incorporated with the SEC on February 13, 2026. The Schedule 13G/A indicates that (i) Brown Advisory Incorporated has sole voting power over 1,565,044 of our common shares and shared dispositive power over 2,038,135 of our common shares, (ii) Brown Investment Advisory & Trust Company has sole voting power over 8,384 of our common shares and shared dispositive power over 7,867 of our common shares, (iii) Brown Advisory LLC has sole voting power over 1,555,900 of our common shares and shared dispositive power over 2,029,508 of our common shares, and (iv) Signature Financial Management, Inc. has sole and dispositive voting power over 760 of our common shares. The business address for Brown Advisory Incorporated is 901 South Bond Street, Suite #400, Baltimore, Maryland 21231.

(4)
Beneficial ownership information is based on information reported as of March 31, 2025 in a Schedule 13G/A filed by Qatar Investment Authority with the SEC on May 13, 2025. The Schedule 13G/A indicates that Qatar Investment Authority has sole voting power and sole dispositive power over 2,390,951 of our common shares. The business address for Qatar Investment Authority is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, State of Qatar.

(5)	Consists of 27,464 common shares held by Mr. Caldini and (b) 4,716 common shares issuable pursuant to outstanding share options exercisable as of March 31, 2026.
(6)	Ms. Harris joined the Company as Chief Financial Officer effective March 9, 2026.
(7)	Consists of 43,840 common shares held by Mr. Mansbach.
(8)
Mr. Chacón Quirós is our former Chief Executive Officer and a current member of the Board. Consists of (a) 181,415 common shares held by Mr. Chacón Quirós, (b) 12,910 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026 and (c) 1,220,004 common shares held by Sariel Group Ltd. Mr. Chacón Quirós, our former Chief Executive Officer, is a shareholder of Sariel Group Ltd. and has voting and dispositive power over the common shares owned by Sariel.

(9)	Consists of (a) 30,319 common shares held by Ms. Custin and (b) 3,413 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.
(10)	Consists of (a) 24,631 common shares held by Ms. Gillin and (b) 3,413 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.
(11)
Consists of (a) 1,103,975 common shares held by Mr. Lewin, (b) 19,090 shares held by Mr. Lewin's spouse and (c) 12,419 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.

(12)	Consists of (a) 201,969 common shares held by Mr. Schutter and (b) 3,413 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.
(13)	Consists of (a) 38,843 common shares held by Mr. Slotkin and (b) 3,413 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.
(14)	Consists of (a) 2,891,550 common shares and (b) 43,697 common shares issuable pursuant to outstanding share options exercisable within 60 days of March 31, 2026.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and shareholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC.
To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that all Section 16(a) filing requirements were satisfied on a timely basis during calendar year 2025 except for two Form 4s, each filed on March 20, 2025 reporting shares withheld to satisfy tax withholdings obligation in connection with the March 6, 2025 vesting of restricted stock units previously granted to each Messrs. Denhoy and Mansbach, one Form 4 filed on March 20, 2025 reporting shares withheld to satisfy tax withholdings obligation in connection with the March 13, 2025 vesting of restricted stock units previously granted to Mr. Caldini, three Form 4s each filed on April 4, 2025 reporting the annual performance grants awarded to each of Mr. Caldini, Mr. Denhoy, and Mr. Mansbach on March 13, 2025, and one Form 4 filed on January 9, 2026 reporting August 3, 2025 grant to Mr. Chacón Quirós as compensation for consulting services post-retirement from his position as the Chief Executive Officer.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
Equity compensation plans approved by shareholders (1)	2,419,576	$32.95	3,639,340
Equity compensation plans not approved by shareholders	—	—	—
Total	2,419,576	$32.95	3,639,340
(1)Includes the following plans: 2015 Equity Incentive Plan (“2015 Plan”), 2018 Equity Incentive Plan (“2018 Plan”) and 2018 Employee Stock Purchase Plan (“2018 ESPP”).
Concurrent with the closing of our initial public offering in July 2018, the Board of Directors terminated the 2015 Plan and approved the 2018 Plan, with an initial reserve of 1,500,000 shares of the Company’s common shares for issuance under the 2018 Plan.
Pursuant to the “evergreen” provision contained in the 2018 Plan, the number of common shares reserved for issuance under the 2018 Plan automatically increases on the first day of each fiscal year, commencing on January 1, 2019, in an amount equal to the least of (1) 750,000 shares, (2) 4% of the total number of the Company’s common shares outstanding on the last day of the preceding fiscal year, or (3) a number of common shares as may be determined by the Company’s Board of Directors prior to any such increase date. On January 1, 2019 and each January 1 thereafter, the number of common shares authorized for issuance increased automatically by 750,000 shares in accordance with the evergreen provision, increasing the number of common shares reserved under the 2018 Plan to 6,750,000 as of December 31, 2025.
Similarly, effective January 1, 2019 and each January 1 thereafter, given no action by the Board of Directors, the number of common shares reserved for issuance under the 2018 ESPP automatically increased by 1% of the total number of the Company’s common shares outstanding on the last day of the preceding fiscal year, increasing the number of common shares authorized for issuance under 2018 ESPP to 1,409,000.
(2)This number includes 331,295 shares subject to restricted stock units, 1,428,878 options outstanding and 659,403 warrants to purchase common shares outstanding.
(3)The weighted average exercise price relates solely to outstanding stock option and warrant shares since shares subject to the restricted stock units have no exercise price.
(4)This number includes 2,230,340 common shares available for grant under the 2018 Plan and 1,409,000 common shares available under the 2018 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
We have adopted a formal written policy regarding the approval of any "related party transaction," which is any transaction, arrangement or relationship in which we are a participant and in which any "related person" has, had or will have a direct or indirect material interest and the aggregate amount exceeds $120,000. A "related person" is defined as our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common shares and any member of the immediate family of any of the foregoing persons. Under the policy, our Audit Committee will review and approve, disapprove or ratify all related party transactions, subject to the exceptions described below.
In determining whether to approve or ratify a related party transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has also determined that certain transactions shall be deemed to be pre-approved by the Audit Committee, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% equity interest in such company and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues, transactions where a related party’s interest arises solely from the ownership of a class of our equity securities, and all holders of our common shares received the same benefit on a pro rata basis and transactions available to all employees generally and charitable contributions, grants, endowments or pledges by us to a charitable organization, foundation or university as to which a related person’s only relationship is as a non-executive employee or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the recipient’s total annual receipts.
It is our intention to ensure that all future transactions between us and our officers, directors and principal shareholders and their affiliates, are approved by the Audit Committee of our Board and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Below we describe all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K since January 1, 2025.
RELATED PARTY TRANSACTIONS
During the year ended December 31, 2025, the Company recorded revenue of $1.2 million for product sales to Herramientas Medicas, S.A., a distribution company owned by a family member of Mr. Chacón Quirós, our former Chief Executive Officer and a member of our Board. Accounts receivable owed to the Company from this distribution company amounted to approximately $0.4 million as of December 31, 2025.
In 2016, the Company also entered into a separate agreement with Dr. Chacón Quirós, the brother of Mr. Chacón Quirós, to maintain his clinic in Costa Rica as a MotivaImagine Excellence Center and to host and train physicians in the use of the Company's products in relevant procedures, among other services, in exchange for cash reimbursement of up to $4,500 per day that such services are rendered. In August 2022, the Company entered into a new agreement with Dr. Chacón Quirós, replacing the original agreement, to continue the training services in exchange for cash reimbursement of his hourly rate of $531 when such services are rendered. In December 2020, Dr. Chacón Quirós was granted options to purchase 22,068 common shares vesting over four years in equal annual installments, provided that he continues to provide these services at such times. During the year ended December 31, 2025, the Company paid Dr. Chacón Quirós approximately $0.1 million for services rendered.
LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our Memorandum and Articles of Association contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by British Virgin Islands law. Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

OTHER MATTERS
TRANSACTION OF OTHER BUSINESS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxy holders intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
FISCAL YEAR 2025 ANNUAL REPORT AND SEC FILINGS
Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investors.establishmentlabs.com/financials and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to address below:

Establishment Labs Holdings Inc. Attention: Investor Relations 11401 Century Oaks Terrace Suite 400 Austin, Texas 78758 United States
* * *
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or voting instruction form or, if you received a printed copy of the proxy materials, by mail by executing and returning the enclosed proxy card or voting instruction form, at your earliest convenience, in the pre-addressed, prepaid envelope that has also been provided.
THE BOARD OF DIRECTORS
Austin, Texas, United States
April 10, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ESTA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92254-P47895

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESTABLISHMENT LABS HOLDINGS INC.

The Board of Directors recommends you vote "For" each of the director nominees named in Proposal 1 and "For" Proposals 2 and 3.

1. To elect six directors to serve for a one-year term;

Nominees:	**For**	**Against**	**Abstain**
1a. Filippo "Peter" Caldini	☐	☐	☐
1b. Ann Custin	☐	☐	☐
1c. Leslie Gillin	☐	☐	☐
1d. Nicholas Lewin	☐	☐	☐
1e. Edward Schutter	☐	☐	☐
1f. Bryan Slotkin	☐	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92255-P47895

ESTABLISHMENT LABS HOLDINGS INC.

Annual Meeting of Stockholders
May 22, 2026, 1:00 p.m. ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cassandra "Sandra" Harris and Filippo "Peter" Caldini as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the Common Shares of Establishment Labs Holdings Inc. held of record by the undersigned on April 2, 2026, at the Annual Meeting of Stockholders to be held virtually by visiting www.virtualshareholdermeeting.com/ESTA2026, on May 22, 2026, or any postponements or adjournments thereof.

This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2 and 3 and in the discretion of the proxyholders on any other matter that properly comes before the Annual Meeting or any postponements or adjournments thereof.

(Continued and to be signed on the reverse side)